UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2023

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 Boren Avenue, Suite 1000

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

The slides attached as Exhibit 99.1 to this Current Report contain certain additional information related to the clinical data results discussed in Item 8.01 below. Icosavax, Inc. (the Company or Icosavax) intends to present the slides during a conference call and live webcast with the investment community on May 22, 2023, at 5:30 p.m. Eastern Time.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 22, 2023, the Company announced positive topline interim results from its Phase 1 clinical trial of IVX-A12 against respiratory syncytial virus (RSV) and human metapneumovirus (hMPV) in older adults. IVX-A12 is comprised of IVX-121, the Company’s RSV prefusion F protein VLP vaccine candidate, and IVX-241, the Company’s hMPV prefusion F protein VLP vaccine candidate.

IVX-A12 Phase 1 Trial Design

The ongoing Phase 1 clinical trial of IVX-A12 is a randomized, observer-blinded, placebo-controlled, multi-center study designed to evaluate the safety and immunogenicity of varying dosage levels and ratios of RSV and hMPV VLPs in IVX-A12, with and without CSL Seqirus’ proprietary adjuvant MF59®.

The trial enrolled 140 healthy older adults aged 60 to 75 years, of which 123 subjects were evaluable for immunogenicity. Subjects were administered a single dose of IVX-A12, at one of three combination dosage levels below, or placebo:

•	150 µg total VLP content (75 µg of IVX-121 (RSV) and 75 µg of IVX-241 (hMPV)), with or without MF59®

•	225 µg total VLP content (75 µg of IVX-121 and 150 µg of IVX-241), with or without MF59®

•	300 µg total VLP content (75 µg of IVX-121 and 225 µg of IVX-241), without MF59®

The objective of the Phase 1 study of IVX-A12 is to evaluate safety and immunogenicity against both RSV and hMPV, as well as to assess the potential for immunologic interference, with subjects followed through 12 months after vaccination.

Topline Interim Results

Safety:

In this Phase 1 trial, IVX-A12 was generally well-tolerated across all dosage groups as of Day 28.

•	Solicited local and systemic adverse events (AEs) were generally mild or moderate, without dose-limiting reactogenicity.

•	Across the five dosage groups for IVX-A12 with or without adjuvant, the proportion of subjects experiencing any systemic AE within seven days was 25-41%, and similar to 35% for placebo.

•	The most common local and systemic AEs were injection site tenderness, headache and myalgia.

•	There were no vaccine related serious adverse events (SAEs), clinical events of special interest, or AEs leading to discontinuation.

Immunogenicity:

In this Phase 1 trial, IVX-A12 induced robust immune responses against both RSV and hMPV at Day 28 in older adults across dosage levels and with and without adjuvant.

•	There was no evidence of immune interference between RSV and hMPV VLPs when administered in combination.

•

Across dosage groups, IVX-A12 induced geometric mean titers (GMTs) in RSV-A neutralizing antibody titers (nAbs) of up to approximately 16,100 IU/mL compared to approximately 2,600 IU/mL for placebo at Day 28. IVX-A12 induced GMTs in RSV-B nAbs of up to approximately 8,300 IU/mL compared to approximately 2,500 IU/mL for placebo at Day 28.

•	There were higher Day 28 post-vaccination levels of RSV A and RSV B nAbs (IU/ml) observed in this IVX-A12 study than seen in the previous Phase 1 clinical study of IVX-121 (RSV) alone.

•

Across dosage groups, IVX-A12 induced GMTs in hMPV-A nAbs of up to approximately 3,300 assay units/mL compared to approximately 900 assay units/mL for placebo at Day 28. IVX-A12 induced GMTs in hMPV-B nAbs of up to approximately 23,900 assay units/mL compared to approximately 11,500 assay units/mL for placebo at Day 28. No standardized international units exist in the field for hMPV.

•	High baseline nAbs to RSV-A and RSV-B were observed, likely reflecting an off-cycle RSV season following the COVID-19 pandemic.

•

Geometric mean fold rise (GMFR) at Day 28 was up to 4-fold in RSV-A and 3-fold in RSV-B across all treatment groups. In a pre-specified sub-analysis of data from subjects with the lowest tertile baseline nAbs titers, the corresponding GMFRs for RSV-A and RSV-B were up to 11-fold and 7-fold, respectively.

•

GMFR at Day 28 was up to 5-fold in hMPV-A and 4-fold in hMPV-B. In a pre-specified sub-analysis of data from subjects with the lowest tertile baseline nABs titers, the corresponding GMFRs for hMPV-A and hMPV-B were up to 9-fold and 8-fold, respectively.

Next Steps

Based on these results, Icosavax now plans to initiate a Phase 2 trial for IVX-A12 in RSV and hMPV in mid-2023. The company plans to evaluate two formulations of IVX-A12 in this next clinical trial.

Pending results from the planned Phase 2 trial, Icosavax intends to conduct an IVX-A12 hMPV human challenge clinical trial, which Icosavax considers the most relevant proof-of-concept model for evaluating disease prevention for its bivalent vaccine candidate incorporating stabilized prefusion F proteins for each of RSV and hMPV. This hMPV human challenge model is currently in development and builds on an established precedent in the RSV field.

The IVX-121 (RSV) component of IVX-A12 (RSV/hMPV) previously demonstrated positive immunogenicity and tolerability results in a Phase 1/1b study, and a subset of these Phase 1b older adult subjects continue to be followed. In December 2022, Icosavax reported positive durability data at the six-month timepoint, with twelve-month immunogenicity data expected in mid-2023.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the company’s current beliefs and expectations and include, but are not limited to: the company’s expectation regarding the opportunities for, and the prophylactic and commercial potential of, its vaccine candidates and technology platform; and the company’s planned development activities, including clinical trials and data readouts, and the timing thereof. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the company’s business, including, without limitation: the early stage of the company’s development efforts; the risk that results of a clinical trial at a particular time point may not predict final results and that an outcome may materially change as follow-up of subjects continues and following more comprehensive reviews of the data; the company’s approach to the development of vaccine candidates, including its development of a combination bivalent RSV/hMPV VLP vaccine candidate, which is a novel and unproven approach; potential delays in the development process including without limitation in the commencement, enrollment, conduct of, and receipt of data from, clinical trials; difficulties in developing an hMPV challenge model and the risk that the planned challenge study may produce negative or inconclusive results based on such model or otherwise; unexpected adverse side effects or inadequate immunogenicity or efficacy of the company’s vaccine candidates that may limit their development, regulatory approval, and/or commercialization; the company’s dependence on third parties in connection with manufacturing, research, and clinical testing; the risk that recent and expected regulatory approval of third party RSV vaccines may make conducting clinical trials more difficult and costly and otherwise adversely affect the company’s ability to successfully develop, obtain regulatory approval of and commercialize its vaccine candidates; the potential for challenges encountered in the manufacturing and scale up process, including without limitation challenges that reduce drug product stability or potency; competing approaches limiting the commercial value of the company’s vaccine candidates; regulatory developments in the United States and other countries; the risk that the company may use its capital resources sooner than it expects; and other risks described in the company’s prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Slide Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOSAVAX, INC.

Date: May 22, 2023	By:	/s/ Thomas Russo
Thomas Russo
Chief Financial Officer